SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

J&J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	000-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, New Jersey 08109
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	JJSF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

J & J Snack Foods Corp. (“Company”) is filing this amendment to the Current Report on Form 8-K filed by the Company on November 17, 2021 in order to more accurately describe the awards granted to certain officers of the Company.

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2021, at a Compensation Committee (the “Committee”) meeting of the Board of Directors of J & J Snack Foods Corp. (“Company”), the Committee authorized and approved an adjustment to the annual compensation of Dan Fachner, the Company’s President and Chief Executive Officer, effective November 10, 2021. At that meeting, the Committee (i) increased Mr. Fachner’s base salary from $875,000 to $900,000 per year, (ii) provided for an associated increase in Mr. Fachner’s target annual incentive bonus, which is 100% of his new base salary, $900,000 per year, and (iii) increased Mr. Fachner’s long-term incentive target from 150% to 167% of his new annual base salary, which if achieved, would result in the grant of service share units issued pursuant to that certain form of Service Share Unit Agreement (“Service Share Unit Agreement”) and performance share units issued pursuant to that certain form of Performance Share Unit Agreement (“Performance Share Unit Agreement”), each under the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”). Mr. Fachner’s total potential compensation for the 2022 fiscal year, as approved by the Committee, represents a 7.7% increase in potential total compensation over the 2021 fiscal year.

At the same November 10, 2021 meeting, the Committee also approved grants to Mr. Ken Plunk, pursuant to a Service Share Unit Agreement and Performance Share Unit Agreement, the forms of which are attached to this Report, under the Plan.

The following table summarizes the awards of service share units and performance share units to Messrs. Fachner and Plunk :

Name	Title	Total Number of Units	Service Share Units	Performance Share Units
Mr. Fachner	Chief Executive Officer	9,677	4,839	4,839
Ken Plunk	Chief Financial Officer	2,580	1,290	1,290

Each respective award to Messrs. Fachner and Plunk consists of 50% service share units and 50% performance share units. Each service share unit entitles the awardee to one share of common stock upon vesting. Each performance share unit may result in the issuance of up to two shares of common stock upon vesting depending on the level of achievement of the applicable Performance Goal. The service share units vest over a three year period in equal installments on November 10, 2022, November 10, 2023 and November 10, 2024. The performance share units vest on September 25, 2024 based on the awardee’s achievement of the minimum threshold Performance Goal for payout, as set forth in their respective set Performance Share Unit Agreement, and (b) subject the awardee’s continued employment through the vesting date, except in certain circumstances. If an awardee’s employment terminates prior to vesting of his respective Award for any reason, the awardee’s unvested shares will automatically be forfeited, except in certain circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description Amended and Restated Long Term Incentive Plan

10.1	Form of Performance Share Unit Agreement
10.2	Form of Service Share Unit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

Date: January 26, 2022	By:	/s/ Marjorie S. Roshkoff
Name: Marjorie S. Roshkoff, Esquire
Title: Vice President, General Counsel and Corporate Secretary